FuelCell Energy Announces Closing of $15.4 Million Public Offering of Common Stock and Warrants

DANBURY, CT – May 3, 2017 -- FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in delivering clean, innovative and affordable fuel cell solutions for the supply, recovery and storage of energy, announced today the completion of an underwritten public offering of (i) 12,000,000 shares of its common stock, (ii) Series C warrants to purchase 12,000,000 shares of its common stock and (iii) Series D warrants to purchase 12,000,000 shares of its common stock, for gross proceeds of approximately $15.4 million, at a public offering price of $1.28 per share and accompanying warrants. Total net proceeds to the Company were approximately $13.8 million. FuelCell Energy intends to use the net proceeds from this offering for project development, project financing, working capital and general corporate purposes. Oppenheimer & Co. Inc. is acting as the sole book-running manager for the offering. Craig-Hallum Capital Group LLC is acting as the co-manager for the offering.

A shelf registration statement relating to the above-described securities was previously filed with, and declared effective by, the U.S. Securities and Exchange Commission. A preliminary prospectus supplement related to the offering was filed with the Securities and Exchange Commission. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. When available, copies of the final prospectus supplement together with the base prospectus relating to this offering can be obtained at the Securities and Exchange Commission’s website at http://www.sec.gov or from Oppenheimer & Co. Inc., Attention: Syndicate Prospectus Department, 85 Broad Street, 26th Floor, New York, New York 10004, by telephone at 212-667-8563, or by e-mail at EquityProspectus@opco.com.

This press release does not constitute an offer to sell or the solicitation of offers to buy any securities of FuelCell Energy, and shall not constitute an offer, solicitation or sale of any security in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Language

This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, FuelCell’s expectations regarding its use of the proceeds from the offering and other statements that are not purely statements of historical fact. These forward-looking statements are made on the basis of the current beliefs, expectations and assumptions of the management of FuelCell and are subject to significant risks and uncertainty. Investors are cautioned not to place undue reliance on any such forward-looking statements. All such forward-looking statements speak only as of the date they are made, and FuelCell undertakes no obligation to update or revise these statements, whether as a result of new information, future events or otherwise. Although FuelCell believes that the expectations reflected in these forward-looking statements are reasonable, these statements involve many risks and uncertainties that may cause actual results to differ materially from what may be expressed or implied in these forward-looking statements. For a further discussion of risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of FuelCell in general, see the risk disclosures in FuelCell’s filings with the Securities and Exchange Commission.

About FuelCell Energy

FuelCell Energy (NASDAQ: FCEL) delivers efficient, affordable and clean solutions for the supply, recovery and storage of energy. We design, manufacture, undertake project development, install, operate and maintain megawatt-scale fuel cell systems, serving utilities, industrial and large municipal power users with solutions that include both utility-scale and on-site power generation, carbon capture, local hydrogen production for transportation and industry, and long duration energy storage. With SureSource™ installations on three continents and millions of megawatt hours of ultra-clean power produced, FuelCell Energy is a global leader with environmentally responsible power solutions. Visit us online at www.fuelcellenergy.com and follow us on Twitter.

SureSource, SureSource 1500, SureSource 3000, SureSource 4000, SureSource Recovery, SureSource Capture, SureSource Hydrogen, SureSource Storage, SureSource Service, SureSource Capital, FuelCell Energy, and FuelCell Energy logo are all trademarks of FuelCell Energy, Inc.

Source: FuelCell Energy

Contact: FuelCell Energy, Inc.

Kurt Goddard, Vice President Investor Relations
203-830-7494

ir@fce.com

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